ProFutures Diversified Fund, L.P.
                        11719 Bee Cave Road, Suite 200
                              Austin, Texas 78738
                                (800) 348-3601

                 Notice of Special Meeting of Limited Partners
                              and Proxy Statement


                                                             September 6, 2006

To the Limited Partners of ProFutures Diversified Fund, L.P.:

         Notice is hereby given that a special meeting of the Limited Partners of ProFutures Diversified Fund, L.P. (the "Fund") will be held at 11719 Bee Cave Road, Suite 200, Austin, Texas on October 11, 2006 at 9:00 a.m. local time, for the purposes set forth below and to transact such other business as may properly come before the meeting or any postponement or adjournment thereof:

         (1) To consider and vote to approve or disapprove of changes to the Amended and Restated Agreement of Limited Partnership to permit the Fund to invest in other funds which also trade commodity interests.

         The close of business on July 31, 2006 has been fixed as the record date for determination of the Limited Partners entitled to notice of and to vote at the special meeting and any adjournments thereof.

         Please complete, date, sign and return the enclosed proxy in the reply envelope not later than October 9, 2006 whether or not you plan to attend the meeting. Your vote is important no matter how many Units of Limited Partnership you own. Prompt return of your proxy will save expense to the Fund. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.



                                         Gary D. Halbert
                                         President and CEO, ProFutures, Inc.
                                         General Partner of the Fund


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                                Proxy Statement

         Your proxy is solicited on behalf ProFutures Diversified Fund, L.P. (the "Fund"), for a special meeting of Limited Partners of the Fund to be held at 11719 Bee Cave Road, Suite 200, Austin, Texas on October 11, 2006 at 9:00 a.m. local time, and for any postponement or adjournment thereof. The Fund expects to mail this Proxy Statement and each proxy to unitholders on or about September 6, 2006.

         ProFutures, Inc. (the "General Partner") began operations in 1984 and specializes in the management of speculative futures funds. The General Partner currently operates three other futures funds-- two of which are multi-advisor, widely-diversified futures funds and one of which is a single-advisor fund. The General Partner has been registered with the Commodity Futures Trading Commission as a commodity pool operator since January 1987 and as a commodity trading advisor since December 1984 and is a member of National Futures Association in such capacities. Its office address is 11719 Bee Cave Road, Suite 200, Austin, Texas 78738. Its telephone numbers are (800) 348-3601 and (512) 263-3800. The principals of the General Partner are Gary D. Halbert, Debi B. Halbert, John M. (Mike) Posey, Jon P. Meyer and Phillip R. Denney.

         A proxy may be revoked at any time before its exercise by the submission of a subsequently dated proxy or by written notice of revocation given to the General Partner. To be effective, any such revocation must be received by the General Partner prior to the meeting and must indicate the Limited Partner's name. In addition, if you attend the meeting in person, you may, if you wish, vote by ballot at the meeting, thereby canceling any proxy previously given. All valid proxies received by the Fund will be voted unless revoked. Proxies will be voted in accordance with the specifications thereon and, in the absence of specification, will be voted in favor of the proposal to amend the Amended and Restated Agreement of Limited Partnership (the "Agreement of Limited Partnership") to permit the Fund to invest in other funds which also trade commodity interests. The General Partner recommends a vote FOR this proposal (the "Proposal").

         Limited Partners as of the close of business on July 31, 2006 (the "Record Date") will be entitled to vote in person or by proxy at the meeting. As of the close of business on such Record Date, there were 9,649.21 Partnership Units ("Units") of the Fund outstanding, of which 9,598.80 were Units of Limited Partnership and 50.41 were Units of General Partnership. As of the close of business on such Record Date, Mr. Gary D. Halbert and Ms. Debi
B. Halbert, principals of the General Partner, owned 136.71 Units. As of the Record Date, no person known to the Fund owned of record or beneficially more than five per cent (5%) of the Units.

         A simple majority of the Units outstanding and entitled to vote (not including Units held by the General Partner and without the necessity for concurrence by the General Partner), represented in person or by proxy, constitutes a quorum and is required to approve the Proposal. If a quorum is not present at the meeting, or if a quorum is present at the meeting but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of the holders of a majority of Units represented in person or by



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proxy at the meeting and entitled to vote. The persons named as proxies will vote all proxies that they are entitled to vote FOR approval of the Proposal in favor of adjournment and will vote all proxies required to be voted AGAINST the Proposal against adjournment.

         Abstentions and broker non-votes will be counted as Units present for purposes of determining whether a quorum is present but will not be voted for or against any adjournment or proposal. Abstentions and broker non-votes will have the effect of a vote against adjournment and against approval of the Proposal, for which the required vote is a majority of the Units present or outstanding and entitled to vote. Broker non-votes are votes of Units held in the name of a broker or nominee for which instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker or nominee does not have discretionary voting authority.

         THE FUND WILL FURNISH, AT NO CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO ANY LIMITED PARTNER UPON REQUEST. ANY LIMITED PARTNER WHO WISHES TO RECEIVE AN ADDITIONAL COPY OF THE FUND'S ANNUAL REPORT MAY WRITE THE FUND AT:
11719 BEE CAVE ROAD, SUITE 200, AUSTIN, TEXAS 78738 OR CALL (800) 348 - 3601.




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


     PROPOSAL: APPROVAL OR DISAPPROVAL OF AMENDMENTS TO THE
AGREEMENT OF LIMITED PARTNERSHIP TO PERMIT THE FUND TO INVEST IN
       OTHER FUNDS WHICH ALSO TRADE COMMODITY INTERESTS.

         Introduction: The Fund's Agreement of Limited Partnership does not specifically authorize the Fund to invest in other funds, including other limited partnerships. The proposed amendments to the Agreement of Limited Partnership would allow the Fund to invest in other funds which also trade commodity interests.

         To date, the Fund has accessed the commodity trading advisors which direct the Fund's trading through individual managed accounts at futures brokers. This approach gives the General Partner a good deal of transparency and liquidity. However, in recent years, many commodity trading advisors have formed their own private investment funds in order to consolidate their many clients into one entity for ease of administration. The only way to access such commodity trading advisors is to invest in their funds, rather than through managed accounts. Some commodity trading advisors have encouraged this move into their own funds by increasing their minimum managed account requirements to levels that force clients of the Fund's size to go into their funds instead, which have much smaller minimum investment requirements. Specifically, Winton Capital Management ("Winton"), one of the Fund's current commodity trading advisers, has informed the General Partner that it will close its managed accounts by year-end 2006 and that the Fund must invest in Winton's own fund to continue to access Winton.

         Please note that if the Proposal is approved, the Fund will only invest in other funds which primarily engage in the speculative trading of commodity interests (meaning futures, futures options and currencies), so the General Partner does not expect any significant change in the types of instruments ultimately accessed by the Fund. For the Fund to be able to access certain commodity trading advisors with which the General Partner would like to make or preserve an investment, it is necessary to amend the Agreement of Limited Partnership to allow for direct investment in such other funds. Material changes to the Fund's trading policies such as the Proposal require an affirmative vote of holders of a majority of the outstanding Units (excluding Units held by the General Partner).

         Proposed Amendments to the Agreement of Limited Partnership: The specific proposed amendments are as follows:

         First, section 1.2 of the Agreement of Limited Partnership, which describes the Fund's purpose, would be amended by the addition of a new last sentence as follows: "The Partnership may conduct its business directly or may do so indirectly through investment in other domestic investment funds which primarily engage in the speculative trading of commodity interests."

         Second, section 1.8 of the Agreement of Limited Partnership, which describes prohibitions on the Fund's trading policies, would be amended by the addition of a new first sentence in the final paragraph of such section 1.8 as follows: "The foregoing prohibitions will not apply to any other investment funds in which the Partnership may invest, as the



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General Partner will not be able to require such other funds to abide by such policies and will not necessarily have the information necessary to monitor compliance with such policies."

         Third, section 2.1 of the Agreement of Limited Partnership, which describes the General Partner's management authority, shall be amended by the addition of a new sentence following the current first sentence as follows:
"The General Partner may also invest Partnership assets in other domestic investment funds which primarily engage in the speculative trading of commodity interests and may execute subscription agreements and related documentation as required to invest in such funds."

         Special Considerations: There are a number of potential negative consequences of the Proposal, the most significant of which are described below:

         First, by investing in other funds, the General Partner will lose some element of control over the assets allocated to such other fund in that such fund's general partner or commodity trading adviser (rather than the General Partner) will determine what instruments those funds invest in, where their money is custodied, who acts as futures broker and the like. The General Partner would not have access to trade information and will not be able to confirm whether agreed upon trading restrictions are being followed.

         Second, most funds permit redemptions only once a month as of the month-end, whereas in a managed account the General Partner can close the account at any time. The Fund will only be able to reduce its allocation to said funds once a month. Further, some funds may have the ability to delay or suspend redemptions in certain circumstances. Thus, the General Partner's ability to exit from an advisor and redeploy assets will be limited.

         Third, by investing in other funds, the Fund may be subject to higher management fees and will be subject to another layer of operating expenses, since the underlying funds have such fees and expenses of their own.

         Fourth, it is possible that the annual Schedule K-1 that investors receive for tax reporting purposes will arrive later if one or more of the funds invested in by the Fund runs late in getting its own K-1s out to its investors.

     THE GENERAL PARTNER OF THE FUND RECOMMENDS THAT LIMITED
  PARTNERS VOTE "FOR" THE PROPOSAL TO AMEND THE AGREEMENT OF
            LIMITED PARTNERSHIP AS DESCRIBED ABOVE.


                       PRINCIPALS OF THE GENERAL PARTNER

         Biographical information on the principals of the General Partner is set forth below. The business address of each of the principals is 11719 Bee Cave Road, Suite 200, Austin, Texas 78738.


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

Gary D. Halbert, born 1952, joined the General Partner in December 1984 and is a Director, President and majority stockholder of the General Partner. Mr. Halbert is also the Chairman, President and controlling stockholder of: (a) ProFutures Financial Group, Inc.; (b) ProFutures Fund Management, Inc., which serves as a co-general partner in private investment companies primarily engaged in the trading of securities; and (c) ProFutures Capital Management, Inc., a registered investment adviser. Mr. Halbert has 27 years of continuous experience in the futures industry. Mr. Halbert, who has served as an arbitrator on several occasions for NFA, holds a Master's degree in International Management from the American Graduate School (Thunderbird) and a Bachelor of Science degree from Texas Tech University.


Debi B. Halbert, born 1955, joined the General Partner in December 1984 and is a Director, the Chief Financial Officer, Treasurer and minority shareholder of the General Partner. She is also: (a) the Chief Financial Officer and Treasurer of ProFutures Fund Management, Inc.; and (b) the Chief Financial Officer, Treasurer and Director of ProFutures Financial Group, Inc., and ProFutures Capital Management, Inc. Ms. Halbert is the wife of Gary D. Halbert. She has over 20 years of experience in the futures industry. Ms. Halbert's principal responsibility is serving as Chief Financial Officer and compliance officer. She manages back-office operations and administration of the Fund and other accounts.


John M. (Mike) Posey, born 1955, is Senior Vice President of the General Partner. Mr. Posey joined the General Partner in March 1997 and is involved in coordination of national sales efforts and investor relations. From March 1996 to February 1997, he was President of Life Partners, Inc., one of the largest viatical settlement firms in the United States. From May 1987 to February 1996, he served as President of Sterling Trust Company in Waco, Texas. Sterling Trust is a nationwide provider of self-directed trust services for IRA and qualified retirement plan clients. There, he was responsible for executive management of the company as well as new business development. During his nine years of leadership, trust assets in client accounts grew from $50 million to over $950 million. Mr. Posey is a magna cum laude graduate of Baylor University, where he earned his Bachelor of Business Administration degree.


Jon P. Meyer, born 1964, is Vice President of Operations of the General Partner. He joined the General Partner in September 1997. He is involved in administration, customer service, management information systems and compliance. Prior to his association with the General Partner, Mr. Meyer served in various executive management positions, including Vice President and Chief Operating Officer, at Sterling Trust Company from 1986 to 1997. He holds a Bachelor of Business Administration degree from Sam Houston State University.


Phillip R. Denney, born in 1953, holds a Bachelor of Arts in Political Science from the University of Akron and a Masters of Business Administration from St. Edwards University. He joined the General Partner in October 1999 as an Investment Representative. He became Vice President on July 28, 2005 and as such is responsible for operational oversight of asset allocation. Mr. Denney is also an Accredited Asset Management Specialist and a Certified Financial Planner.



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                             PRINCIPAL UNITHOLDERS

         As of the Record Date, no person known to the Fund owned of record or beneficially more than five per cent (5%) of the Units.

                                    GENERAL

         Other Business. The Fund is not aware of any matters which may properly come before the meeting other than as set forth above. If other matters do properly come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote the proxies in accordance with their best judgement.

         Solicitation of Proxies. Solicitation will be primarily by mail, but principals and regular employees of the General Partner may also solicit without compensation by telephone, telecopy or personal contact. The costs of solicitation will be paid by the Fund.

         Future Meetings; Unitholder Proposals. The Fund is not required to hold annual meetings of its unitholders and the Fund generally does not hold such meetings in any year unless certain specified unitholder actions are required to be taken or are believed to be desirable under the Securities Exchange Act of 1934, as amended. By observing this policy, the Fund seeks to avoid the expenses customarily incurred in the preparation of proxy material and the holding of unitholder meetings, as well as the related expenditure of time of the General Partner's personnel.

         A unitholder meeting may be called by written request of Limited Partners holding ten per cent (10%) or more of the Units of Limited Partnership, and the General Partner is required to deposit the call for such meeting in the United States mail within fifteen (15) calendar days after receipt of written requests by such requisite percentage of Limited Partners. A unitholder proposal intended to be presented at any meeting of unitholders of the Fund hereafter called must be received by the Fund at least one hundred twenty (120) days before the General Partner's solicitation in respect of such meeting in order to be included in the Fund's proxy statement and form of proxy relating to such meeting and presented at such meeting. The mere submission of a proposal by a Limited Partner does not guarantee that such proposal will be included in the proxy statement because certain rules under the Federal securities laws must be complied with before inclusion of the proposal is required. A Limited Partner desiring to submit a call for, or a proposal for presentation at, a meeting of unitholders should send the proposal to the offices of the Fund at 11719 Bee Cave Road, Suite 200, Austin, Texas 78738.

                                Gary D. Halbert
                                President and CEO, ProFutures, Inc.
                                General Partner to the Fund





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

PROXY                PROFUTURES DIVERSIFIED FUND, L.P.                  PROXY

                    SPECIAL MEETING OF THE LIMITED PARTNERS
                               October 11, 2006


The undersigned hereby appoints Gary D. Halbert, Debi B. Halbert, John M.
(Mike) Posey, Jon P. Meyer and Phillip R. Denney, and each of them, with full power of substitution, attorneys and proxies, with powers the undersigned would possess if personally present, to vote all of the Units of Limited Partnership of the undersigned in ProFutures Diversified Fund, L.P. at the special meeting of its unitholders to be held October 11, 2006, at 9:00 a.m. local time, and at any adjournment thereof, as indicated on the reverse side.

  THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNER. IN THE ABSENCE OF SPECIFIC VOTING INSTRUCTIONS, THIS PROXY WILL BE VOTED
                              FOR ALL PROPOSALS.

------------------------------------------------------------------------------
       PLEASE SIGN AND DATE ON THE REVERSE AND RETURN IN THE ENCLOSED
                   ENVELOPE NOT LATER THAN October 9, 2006.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
If Units of Limited Partnership are held in the name of more than one person, all holders must sign. Signatures must correspond with the name or names as they appear on the reverse side. Persons signing as fiduciaries, or in any capacity other than record holder, should specify such capacity.
------------------------------------------------------------------------------


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            |X| PLEASE MARK VOTES AS INDICATED IN THIS SAMPLE BOX.

                       ProFutures Diversified Fund, L.P.
                       ---------------------------------

The General Partner recommends a vote FOR the following proposal:

1. To amend the following three sections of the     For    Against     Abstain
Agreement of Limited Partnership:
                                                    [  ]   [  ]        [  ]
   (a) section 1.2, by adding a new last sentence as follows: "The Partnership may conduct its business directly or may do so indirectly through investment in other domestic investment funds which primarily engage in the speculative trading of commodity interests"; and

   (b) section 1.8, by adding a new first sentence in the final paragraph thereof as follows: "The foregoing prohibitions will not apply to any other investment funds in which the Partnership may invest, as the General Partner will not be able to require such other funds to abide by such policies and will not necessarily have the information necessary to monitor compliance with such policies"; and

    (c) section 2.1, by adding a new sentence following the current first sentence as follows:
"The General Partner may also invest Partnership assets in other domestic investment funds which primarily engage in the speculative trading of commodity interests and may execute subscription agreements and related documentation as required to invest in such funds."

and in their discretion to vote upon any other matters that may properly come before the meeting or any postponement or adjournment thereof, all as set forth in the Notice of Special Meeting of Limited Partners and Proxy Statement for such meeting, dated September 6, 2006, receipt of which is hereby acknowledged.


-------------------------------------   ---------------------------------------
Signature of Limited Partner            Signature of Co-Owner (if any)
Print Name:___________________________  Print Name:__________________________
Date:_________________________________  Date:_______________________________





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